                          SECURITIES AND EXCHANGE COMMISSION


                                Washington, D.C. 20549



                                       FORM 8-K


                              Current Report Pursuant to
                              Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):      February 27, 1998
                                                         ----------------------

                                    Oncormed, Inc.
       ------------------------------------------------------------------------
                (Exact Name of Registrant as Specified in its Charter)

                                       Delaware
       ------------------------------------------------------------------------
                    (State or Other Jurisdiction of Incorporation)


        1-13768                                         52-1842781
------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)


          205 Perry Parkway, Gaithersburg, MD             20877
       ------------------------------------------------------------------------
        (Address of Principal Executive Offices)        (Zip Code)


                                    (301) 208-1888
       ------------------------------------------------------------------------
                 (Registrant's Telephone Number, Including Area Code)

                                         N/A
                                         ---
            (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS


     On February 27, 1998, Oncormed, Inc., a Delaware corporation (the "Company"), entered into a Convertible Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") with certain unaffiliated investors (collectively, the "Investors"). Pursuant to the Stock Purchase Agreement, the Investors purchased a total of Three Hundred (300) shares of the Company's 6% Series A Convertible Preferred Stock (the "Series A Stock") from the Company for Three Million Dollars ($3,000,000). In addition, pursuant to the terms of that certain Investor's Rights Agreement, dated February 25, 1997, by and between the Company and Incyte Pharmaceuticals, Inc. ("Incyte"), Incyte has the right, exercisable on or prior to March 7, 1998, to purchase Thirty Three (33) shares of the Series A Stock for an aggregate of Three Hundred Thirty Thousand Dollars ($330,000).

     The holders of Series A Stock may be convert their shares at any time into shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), at a conversion price per share equal to the lesser of (i) $7.5625 or (ii) a percentage (ranging from 97% to 85% depending upon the timing of such conversion) of the average of five (5) closing bid prices of the Common Stock over a thirty (30) trading day period immediately preceding the time of such conversion. In addition, at any time on or after February 27, 2000, the Company may require that the Series A Stock be converted into Common Stock if the closing bid prices of the Common Stock for at least twenty (20) consecutive trading days immediately preceding such conversion shall have been at least $11.34375 per share. Further, in certain limited circumstances, the holders of the Series A Stock can require that the Company redeem their respective shares of Series A Stock.

     Dividends in the amount of six percent (6%) per annum will be due quarterly on the shares of Series A Stock. The Company may pay such dividends either in cash or through the issuance of shares of Common Stock.

     Pursuant to the Stock Purchase Agreement, the Investors also received warrants (the "Investor Warrants") to purchase an aggregate of One Hundred
Fifty Thousand (150,000) shares of the Company's Common Stock at an exercise price of $8.54 per share. If Incyte exercises its aforementioned right, Incyte will receive warrants (the "Incyte Warrants" and, together with the Investor Warrants, the "Series A Warrants") to purchase an aggregate of Sixteen Thousand Six Hundred Sixty Six (16,666) shares of Common Stock at an exercise price of $8.54 per share. The Series A Warrants expire on February 27, 2001.

     Subject to the satisfaction of certain closing conditions, the Company and the Investors have the right to increase the aggregate amount of the equity financing through the sale by the Company to the Investors of Three Hundred (300) shares of the Company's 6% Series B Convertible Preferred Stock (the "Series B Stock") for Three Million Dollars ($3,000,000) (or an aggregate of Three Hundred Thirty (333) shares of Series B Stock for Three Million Three Hundred Thirty Thousand Dollars ($3,330,000) if Incyte exercises its aforementioned right to purchase the Series A Stock). The closing conditions for the purchase of the Series B Stock include, without limitation: (i) that the average per share market price for the Common Stock for the thirty (30) trading days immediately preceding the closing of the Series B Stock (the "Series B Closing") shall have been at least $8.00 per share, (ii) that the average trading volume of the Common Stock for the thirty (30) trading days immediately preceding the Series B Closing shall have been at least 25,000 shares per day, and (iii) that the Series B Closing shall have occurred within sixty (60) days following ninety (90) days after the date on which the Series A Stock Registration Statement (as defined below) was declared effective by the Securities and Exchange Commission. The closing conditions may be waived by the Investors. There can be no assurance that the Series B closing shall occur.

     The holders of Series B Stock may be convert their shares at any time into shares of the Company's Common Stock at a conversion price equal to the lower of (i) 110% of the closing bid price of the Common Stock on the trading day immediately prior to the Series B Closing or (ii) a percentage (ranging from 97% to 85% depending upon the timing of such conversion) of the average of five (5) closing bid prices of the Common Stock over a thirty (30) day period immediately preceding the time of such conversion. In addition, at any time on or after two (2) years from the Series B Closing, the Company may require that the Series B Stock be converted into Common Stock if the closing bid prices of the Common Stock for at least twenty (20) consecutive trading days immediately preceding such conversion shall have been at least One Hundred
Fifty Percent (150%) of the closing bid price of the Common Stock on the trading day immediately prior to the Series B Closing. Further, if the Series B Stock is issued, dividends in the amount of six percent (6%) per annum will be due quarterly on the Series B Stock. Such dividends may be paid by the Company either in cash or through the issuance of shares of Common Stock. In certain limited circumstances, the holders of the Series B Stock will be able to require that the Company redeem their shares of Series B Stock.

     In the event of the Series B Closing, the Investors will receive warrants (the "Series B Warrants") to purchase an aggregate of One Hundred Thousand (100,000) shares (an aggregate of One Hundred Eleven Thousand One Hundred Twelve (111,112) shares if Incyte exercises its aforementioned rights) of the Company's Common Stock at an exercise price of One Hundred Twenty Two Percent (122%) of the closing sales price of the Common Stock on the trading day immediately prior to the Series B Closing. The Series B Warrants expire three (3) years from the date of issuance.

     In connection with the purchase of the Series A Stock, the Company and the Investors entered into a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission a Registration Statement on Form S-3 covering the resale by the Investors (including Incyte, if applicable) of shares of Common Stock issuable (i) upon conversion of the Series A Stock, (ii) upon exercise of the Series A
Warrants, and (iii) as dividends on the Series A Stock (the "Series A Stock Registration Statement"). The Company has agreed to use commercially reasonable efforts to have such registration statement declared effective on or prior to May 27, 1998. In addition, in the event of the Series B Closing, the Company has agreed to use its commercially reasonable efforts to file an additional Registration Statement on Form S-3 covering the resale by the Investors (including Incyte, if applicable) of shares of Common Stock issuable (i) upon conversion of the Series B Stock, (ii) upon exercise of the Series B Warrants, and (iii) as dividends on the Series B Stock.

                                      SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Oncormed, Inc.
                                       (Registrant)

                                      By:  /s/ Timothy J. Triche
                                         ---------------------------------------
                                      Name:Timothy J. Triche, M.D., Ph.D.
                                           -------------------------------------
                                      Title:Chairman and Chief Executive Officer
                                            ------------------------------------



Dated:  March 5, 1998

                                  INDEX TO EXHIBITS
                                  -----------------

Exhibit Number      Description

99                  Press release issued on March 4, 1998.




                                         -4-